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                                                                      Exhibit 99




                              DAVID M. RESHA JOINS
                            THE BOARD OF DIRECTORS OF
                         COMMUNITY FINANCIAL GROUP, INC.



FOR:      IMMEDIATE RELEASE
CONTACT:  ANNE BANNISTER
          (615) 271-2049

         NASHVILLE, Tenn., March 2, 1998--David M. Resha, Chief Operating Officer of Sirrom Capital Corporation, has been elected to the Board of Directors of Community Financial Group, Inc. (NASDAQ: CFGI), and its subsidiary, The Bank of Nashville, according to Mack S. Linebaugh, Jr., President & CEO.

         Resha joined Sirrom Capital in July 1995 and is responsible for the day-to-day operations of the company. Prior to joining Sirrom, Resha was Senior Vice President at First Union National Bank of Tennessee.

         "We are very pleased to have David join us," said Linebaugh.
"With his 25 years of banking experience, he will be an asset to our board."

         A graduate of Loyola University, Resha also holds a Master of International Management from American (Thunderbird) Graduate School.

         The Board of Directors of Community Financial Group, Inc. totals nine members.

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